Exhibit 4.3

LDR HOLDING CORPORATION

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is entered into as of April 25, 2012, by and among LDR Holding Corporation, a Delaware corporation (the “Company”) and certain Investors set forth on Exhibit A to that certain Amended and Restated Investors’ Rights Agreement dated as of September 11, 2007 (the “Investors’ Rights Agreement”). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Investors’ Rights Agreement.

RECITALS:

WHEREAS, the Board of Directors of the Company deems it advisable for the Company to issue and sell Subordinated Secured Promissory Notes (the “Notes”), to certain investors pursuant to that certain Note Purchase Agreement of even date herewith (the “Note Purchase Agreement”);

WHEREAS, pursuant to Section 2.3 of the Investors’ Rights Agreement, the Investors party thereto have certain preemptive rights with respect to the future issuance of Equity Securities by the Company, which rights, pursuant to Section 3.9 of the Investors’ Rights Agreement, may be waived or amended by the Company and the holders of a majority of the Registrable Securities (on an As-Exchanged Basis) (the “Investors’ Rights Requisite Consent”);

WHEREAS, in connection with the execution of the Note Purchase Agreement, the Company and the Investors have agreed to amend and restate Section 1.1(j) of the Investors’ Rights Agreement as set forth herein; and

WHEREAS, certain of the parties hereto constitute the Investors’ Rights Requisite Consent and desire to waive the preemptive rights granted to the Investors under Section 2.3 of the Investors’ Rights Agreement with respect to the sale of the Notes pursuant to the Note Purchase Agreement and to amend and restate Section 1.1(j).

WAIVER AND AMENDMENT:

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereby agree as follows:

1. Waiver of Preemptive Rights. The parties hereto constituting the Investors’ Rights Requisite Consent hereby irrevocably waive, on behalf of themselves and all other Investors, any and all preemptive rights, rights of first offer, notice rights or other similar rights under the Investors’ Rights Agreement with respect to the offer, issuance or sale of the Notes pursuant to the Note Purchase Agreement. The foregoing waiver applies only to the offer, issuance, sale and purchase of the Notes pursuant to the Note and Purchase Agreement, and shall not be construed to apply to any other transaction.

2. Amendment of the Investors’ Rights Agreement.

a. Amendment and Restatement of Sections 1.1(j) of the Investors’ Rights Agreement. The Company and the parties hereto constituting the Investors’ Rights Requisite Consent hereby acknowledge and agree that Sections 1.1(j) of the Investors’ Rights Agreement be and, hereby are, amended and restated in their entirety to read as follows:

(j) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock of the Company held by any Investor or proper transferee, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a Holder in a transaction in which his rights under this Section 1 are not assigned, and (iii) the Common Stock issuable or issued upon conversion of those certain subordinated secured convertible promissory notes, according to their terms, issued pursuant to that certain Note Purchase Agreement by and between the Company and certain investors listed on Schedule A or Schedule B thereto dated April 25, 2012.

3. Miscellaneous.

a. No Other Modifications. Except as set forth in this Amendment, all the terms and provisions of the Investors’ Rights Agreement shall continue in full force and effect.

b. Effectiveness. This Amendment shall be effective as to each party hereto when executed by such party, and as to each other party under the Investors’ Rights Agreement upon the execution of this Amendment by the Company and a sufficient number of parties to constitute the Investors’ Rights Requisite Consent. Additional parties hereto nonetheless may be added after the effectiveness hereof.

c. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflicts of laws principles.

d. Counterparts. This Amendment may be executed in two or more counterparts (including, without limitation, facsimile or other electronically transmitted counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 1 to Investors’ Rights Agreement effective as of the date first set forth above.

THE COMPANY:

LDR HOLDING CORPORATION

By:
Name:	Christophe Lavigne
Title:	President and Chief Executive Officer

LDR HOLDING CORPORATION

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 1 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

Telegraph Hill Partners SBIC, L.P.
By:	Telegraph Hill Partners SBIC, LLC
Its:	General Partner
By:
Robert G. Shepler Managing Director

THP Affiliates Fund, LLC
By:	Telegraph Hill Partners Investment Management, LLC
Its:	Manager
By:	Telegraph Hill Management Company LLC
Its:	Manager
By:
Robert G. Shepler Managing Director

Telegraph Hill Partners II, L.P.
By:	Telegraph Hill Partners II Investment Management, LLC
Its:	General Partner
By:	Telegraph Hill Management Company LLC
Its:	Manager
By:
Robert G. Shepler Managing Director

THP II Affiliates Fund, LLC
By:	Telegraph Hill Partners II Investment Management, LLC
Its:	Manager
By:	Telegraph Hill Management Company LLC
Its:	Manager
By:
Robert G. Shepler Managing Director

LDR HOLDING CORPORATION

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 1 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

AUSTIN VENTURES VIII, L.P.

By: AV Partners VIII, L.P. its General Partner

By:
Name:
Title:

LDR HOLDING CORPORATION

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 1 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR: PATH[4] INNOVATIONS LP By: Path[4], LLC its General Partner

By:
Name:
Title:

LDR HOLDING CORPORATION

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 1 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR: FCPR R CAPITAL TECHNOLOGIES By: Rothschild & Cie Gestion its Managing Company

By:
Name:
Title:

FCPR R CAPITAL PRIVE TECHNOLOGIES By: Rothschild & Cie Gestion its Managing Company

By:
Name:
Title:

LDR HOLDING CORPORATION

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 1 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

PINTO TECHNOLOGY VENTURES, L.P., a Delaware Limited Partnership

By: PINTO TECHNOLOGY VENTURES, GP, L.P., its General Partner

By: PINTO TV GP COMPANY, LLC, its General Partner

By:
Name:	Matthew S. Crawford
Title:	Managing Director

LDR HOLDING CORPORATION

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 1 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

VERWALTUNGSGESELLSCHAFT AD. KRAUTH

By:
Name:
Title:

LDR HOLDING CORPORATION

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 1 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

PONTHIEU VENTURES

By:
Name:
Title:

LDR HOLDING CORPORATION

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 1 to Investors’ Rights Agreement effective as of the date first set forth above.

INVESTOR:

DALHIA A SICAR SCA

By: Dalhia Gestion,
its Managing Company

By:
Name:
Title:

LDR HOLDING CORPORATION

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 1 to Investors’ Rights Agreement effective as of the date first set forth above.

COMMON STOCKHOLDERS:

PATH[4], LLC

By:
Name:
Title:

Stephen H. Hochschuler, M.D.

Daniel L. Peterson, M.D

John K. Stokes, M.D.

Mark Richards

LDR HOLDING CORPORATION

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 1 to Investors’ Rights Agreement effective as of the date first set forth above.

PUT HOLDERS:

Christophe Lavigne

Hervé Dinville

Patrick Richard

Jean-Louis Medus

LDR HOLDING CORPORATION

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE